Exhibit 99.1

Americas Silver Corporation and Pershing Gold Corporation Announce Business Combination

TORONTO, ONTARIO – September 30, 2018 – Americas Silver Corporation (TSX: USA) (NYSE American: USAS) (“Americas Silver”) and Pershing Gold Corporation (NASDAQ: PGLC) (TSX: PGLC) (FWB: 7PG1) (“Pershing”) are pleased to announce that they have entered into a definitive agreement (the “Agreement”) to complete a business combination (the “Transaction”) and create a low-cost, precious metal growth company in the Americas.

Highlights of the Transaction

Key investment highlights of the combined company include:

•	Diversified portfolio of precious metal assets in the Americas: Combines two producing polymetallic mines in Mexico and Idaho that are expected to produce approximately 7.0 million silver equivalent ounces with an attractive shovel-ready, precious metal development project in Nevada with the potential, demonstrated by a feasibility study, to add approximately 91,000 gold ounces annually.
•	Enhanced growth and scale: Near-term precious metal production growth from Relief Canyon and Zone 120 and ongoing ramp-up at the San Rafael mine is expected to meaningfully improve production and cash flow in 2020 and beyond.
•	Proven management team and Board: Demonstrated experience in financing, acquiring, building and operating open pit and underground mines.
•	Strong financial position: Increasing cash flow generation from the San Rafael mine and greater access to capital to fund the development of Relief Canyon.
•	Enhanced capital markets profile: The combined company is expected to appeal to a broader institutional shareholder base, increase research coverage, and improve share trading liquidity.
•	Compelling value proposition: Leading leverage among junior precious metal equities and attractive relative valuation to support a potential future re-valuation.
•	Unanimous board approval and significant Pershing shareholder support: The Board of Directors of both companies have unanimously recommended support for the Transaction. Additionally, Mr. Barry Honig has entered into an unconditional lock-up agreement in favour of the Transaction, representing support for the Transaction of approximately 31% of the outstanding common shares and 87% of the outstanding preferred shares of Pershing.

“This transaction aligns with our stated initiative of building a profitable and low-cost precious metal company in the Americas by operating and building low risk, low capital, high return projects,” said Darren Blasutti, President and Chief Executive Officer of Americas Silver. “With the on-schedule and on-budget construction and rapid commissioning of San Rafael now successfully completed, we are focused on the next leg of growth – today’s transaction delivers this growth platform, while also providing us with additional precious metal exposure and a near-term operating presence in Nevada.”

“We are excited to announce today’s transaction and believe this provides a clear path to the development of Relief Canyon,” stated Steve Alfers, President and Chief Executive Officer of Pershing. “With the increased financial and operating capabilities of the combined company, our shareholders are better positioned to realize significant value from Relief Canyon as it is advanced through construction and into production.”

Under the terms of the Agreement, holders of Pershing common shares will receive 0.715 common shares of Americas Silver for each common share of Pershing by way of a share exchange (the “Exchange Ratio”). Holders of Pershing preferred shares may elect to exchange those shares for new non-voting preferred shares of Americas Silver, adjusted in respect of exercise price and number based on the Exchange Ratio, or common shares of Americas Silver based on the Exchange Ratio. Based on the closing price of Americas Silver on the NYSE American on September 28, 2018, this implies a value of US$1.69 per Pershing common share. This represents a 39% premium to Pershing’s closing price on the NASDAQ and a 39% premium based on the volume weighted average prices of Americas Silver and Pershing for the 10-day period ending on September 28, 2018. Existing shareholders of Americas Silver and Pershing will own approximately 64% and 36%, respectively, on an undiluted basis, following the close of the Transaction.

Benefits to Americas Silver

•	Addition of a high quality shovel-ready, precious metal development project with low capital intensity and robust project economics at current gold prices
•	Nevada operations base with a large prospective and underexplored land package
•	Immediately accretive to precious metal mineral reserves and resources and on all financial metrics by 2020
•	Feasibility study for the Relief Canyon project highlights approximately 91,000 ounces of annual gold production, a pre-tax NPV (5% discount) of US$118M and pre-tax IRR of 71% at spot gold prices

Benefits to Pershing

•	Immediate upfront premium of approximately 40% to the closing price of Pershing common shares prior to announcement of the Transaction
•	Meaningful ongoing exposure to future value creating milestones at Relief Canyon, as well as Americas Silver’s quality portfolio of producing, development and exploration assets through significant ownership in a larger and more diversified company
•	Proven mine building and operating team to develop Relief Canyon
•	Enhanced size and quality enable financing of Relief Canyon at a lower cost of capital
•	Mitigation of single-asset risk

Board of Directors’ Recommendations

The Board of Directors of each company has determined that the proposed Transaction is in the best interests of their respective shareholders based on a number of factors, including receipt of independent opinions as to the fairness, from a financial point of view, of the Transaction. Each company’s Board of Directors unanimously approved the terms of the Transaction and recommends that their respective shareholders vote in favor of the Transaction.

Each of the officers and directors of Americas Silver and Pershing have entered into agreements supporting the Transaction pursuant to which they will vote any common shares of the companies that are held by them in favor of the approval of the Transaction. In addition, Mr. Barry Honig who holds or controls (collectively under his various holdings) approximately 31% of the outstanding Pershing common shares and 87% of the outstanding Pershing preferred shares has entered into an unconditional lock-up agreement and has agreed to vote in favor of the Transaction.

Management Team and Board of Directors

The combined company will be managed by the executive team of Americas Silver, led by Darren Blasutti as President and Chief Executive Officer.

Alex Davidson will be the Chairman of the combined company, which will comprise nine members. Pershing’s board will designate one individual to join the combined board.

Bridge Loan

In connection with the proposed Transaction, Pierre Lassonde and Trinity Capital Partners have provided Americas Silver with a C$5.5 million short-term secured convertible loan with interest payable at 1.25% per month. The net proceeds of this loan will be used by Americas Silver to fund a US$4 million short-term secured first lien convertible loan (the “Bridge Loan”) to address Pershing’s near-term working capital requirements, including permit advancements, ongoing property maintenance and corporate requirements.

The terms of the Pershing Bridge Loan include a repayment date which is 9 months from the date of the loan and interest payable at 16% per annum. If the Transaction is not consummated, the loan must be repaid in cash, however, if the Transaction is not consummated due to certain circumstances, Pershing will have the option to repay the loan through issuance of its common shares priced at the then-prevailing market price (but not less than $1.18 per share).

Details of the Transaction

The Transaction will be structured as a share exchange under Nevada law, whereby all of the issued and outstanding common shares of Pershing shall be acquired, directly or indirectly, by Americas Silver for common shares of Americas Silver based upon the Exchange Ratio. It requires the approval of Pershing shareholders by way of special resolution by shareholders holding at least a majority of the outstanding voting shares of Pershing, and approval by preferred shareholders holding at least 75% of the Pershing preferred stock, each at a special meeting of Pershing shareholders to be held in connection with the Transaction. Approval by (i) a simple majority of votes cast by Americas Silver shareholders and (ii) a special resolution of shareholders of Americas Silver to approve the amendment of its articles to provide for the new non-voting preferred shares to be issued, will also be required at a special meeting of the shareholders of Americas Silver that will be held in connection with the Transaction. In addition, the Transaction will be subject to the approval of the listing of the additional Americas Silver shares by the Toronto Stock Exchange and NYSE American.

The Agreement includes customary provisions including, among other things, a non-solicitation covenant with respect to Pershing, and associated fiduciary out covenants and a right by Americas Silver to match any superior proposal. In the event that Pershing wishes to terminate the Agreement in order to support a superior proposal, Pershing would be obligated to pay Americas Silver an amount equal to US$4 million as a termination payment. Expense reimbursement of up to US$600,000 is payable by each party in the event that approval from its shareholders is not obtained.

Timing

Americas Silver and Pershing expect to mail shareholder information circulars in Q4, 2018 subject to required regulatory approvals and plan to hold their respective shareholder meetings promptly thereafter. The Transaction is expected to close in Q1, 2019.

Advisors and Counsel

Trinity Advisors Corporation is acting as financial advisor to Americas Silver. Blake, Cassels & Graydon LLP is acting as Canadian legal counsel, Troutman Sanders LLP is acting as U.S. legal counsel and Parsons Behle & Latimer is acting as Nevada Counsel to Americas Silver.

Clarus Securities Inc. provided a fairness opinion to the Board of Directors of Americas Silver. H.C. Wainwright & Co. acted as strategic advisor to Americas Silver.

Canaccord Genuity is acting as financial advisor to Pershing and provided a fairness opinion to the Board of Directors to Pershing. Davis Graham & Stubbs LLP is acting as U.S. legal counsel and Stikeman Elliott LLP is acting as Canadian legal counsel to Pershing.

Conference Call

A joint conference call will be held on October 1, 2018 at 8:30am EDT to discuss the Transaction. An investor presentation will be available on each company’s website prior to the call. The call-in details are as follows:

•	Local and international: +1 (416) 981-9018
•	Canada and US toll-free: +1-800-584-0405
•	Participant URL: https://cc.callinfo.com/r/1wcvxnrrh48jn&eom

Callers are advised to dial-in 10-15 minutes prior to the call. As there is no audio on the participant URL, please dial-in to follow along with the presentation.

Qualified Persons

Daren Dell, Chief Operating Officer and a Qualified Person under Canadian Securities Administrators guidelines, has approved the applicable contents of this news release. For further information please see the “Technical Report and Estimated Resources for the San Felipe Project, Sonora, Mexico” with an effective date of March 15, 2018, the “Americas Silver Corporation Technical Report on the Galena Complex, Shoshone County, Idaho, USA” with an effective date of December 23, 2016, and “Technical Report and Preliminary Feasibility Study for the San Rafael Property, Sinaloa, Mexico” with an effective date of March 18, 2016, as applicable, which are available on Americas Silver’s profile on SEDAR at www.sedar.com or at americassilvercorp.com.

All scientific and technical information related to Relief Canyon project has been reviewed and approved by either Paul Tietz, Certified Professional Geologist #11720, Neil Prenn, P.E. #7844, Carl Defilippi, registered member SME#775870RM, or Mark Jorgensen, MMSA#01202QP who are each Qualified Persons under the definitions established by Canadian National Instrument 43-101. For further information please see “Technical Report and Feasibility Study for the Relief Canyon Project, Pershing County, Nevada, U.S.A.” with an effective date of May 24, 2018, which is available on Pershing’s EDGAR profile at https://www.sec.gov/ and on SEDAR at www.sedar.com.

About Americas Silver

Americas Silver is a silver mining company focused on growth in precious metals from its existing asset base and execution of targeted accretive acquisitions. It owns and operates the Cosalá Operations in Sinaloa, Mexico and the Galena Mine Complex in Idaho, USA. Americas Silver holds an option on the San Felipe development project in Sonora, Mexico. For further information please see SEDAR or americassilvercorp.com.

About Pershing Gold Corporation

Pershing Gold Corporation is an emerging gold producer whose primary asset is the Relief Canyon open-pit gold mine in Pershing County, Nevada. Under the Feasibility Study completed in May 2018, Relief Canyon is expected to have an average life-of-mine gold production of 91,000 ounces per year with cash costs of US$769 per ounce and AISC of $801 per ounce. Upon successful project financing, Relief Canyon is expected to have a short six-to-nine month construction period before commencing production.

Pershing’s landholdings cover over 29,000 acres that include Relief Canyon Mine and surrounding lands in all directions. This provides Pershing with the opportunity to expand the Relief Canyon Mine deposit and to explore and make new discoveries nearby. Pershing is currently permitted to resume mining at Relief Canyon under the existing Plan of Operations.

Pershing Gold is listed on the NASDAQ Global Market and the Toronto Stock Exchange under the symbol "PGLC" and on the Frankfurt Stock Exchange under the symbol 7PG1.

About Trinity Capital Partners

Trinity Capital Partners is a mining investment and advisory firm backed by leading North American investors with many decades of international mine operating and investment experience. Together with Pierre Lassonde, it seeks to acquire interests in mining assets and companies, both public and private, around the world with a specific focus on precious and base metals. The firms' principals have executed many billions of dollars worth of M&A transactions, mine finance (equity, debt and royalty/streaming) and mining investments.

Cautionary Statement on Forward-Looking Information:

This news release contains “forward-looking information” within the meaning of applicable securities laws. Forward-looking information includes, but is not limited to, Americas Silver’s and Pershing’s expectations intentions, plans, assumptions and beliefs with respect to, among other things, the realization of exploration, operational, production, and development plans, the Cosalá Operations (including Zone 120) and Galena Complex; Americas Silver’s financing efforts; the consummation of the Transaction in accordance with its terms; the anticipated silver and gold production of the combined company; potential improvements in production, cash flow, shareholder liquidity, and access to capital; perceptions of institutional shareholders and analysts; any potential re-rating; references to anticipated profits, risk, realized value and return; construction, production, and development plans at Relief Canyon Mine; the relative ownership of shareholders in the combined company; the future management and board of the combined company; the timing of shareholder proxies, meetings and the closing of the Transaction; estimates and forecasts with respect to the expected project economics for Relief Canyon derived from the Feasibility Study, such as estimates of average production, AISC, IRR, NPV; cash costs; the availability of financing and the estimated construction timeline for Relief Canyon Mine; and opportunities for expanding the Relief Canyon Mine deposit and exploring opportunities on nearby lands. Often, but not always, forward-looking information can be identified by forward-looking words such as “anticipate”, “believe”, “expect”, “goal”, “plan”, “intend”, “estimate”, “may”, “assume” and “will” or similar words suggesting future outcomes, or other expectations, beliefs, plans, objectives, assumptions, intentions, or statements about future events or performance. Forward-looking information is based on the opinions and estimates of Americas Silver and Pershing as of the date such information is provided and is subject to known and unknown risks, uncertainties, and other factors that may cause the actual results, level of activity, performance, or achievements of Americas Silver or Pershing to be materially different from those expressed or implied by such forward looking information. With respect to the Transaction, these risks and uncertainties include the risk that Americas Silver or Pershing may be unable to obtain any regulatory approvals required for the Transaction, or that regulatory approvals may delay the transaction or cause the parties to abandon the Transaction; the risk that required stockholder approvals may not be obtained; the risk that other conditions to closing may not be satisfied; the length of time needed to consummate the proposed Transaction, which may be longer than anticipated for various reasons; the risk that the businesses will not be integrated successfully; the diversion of management time on transaction-related issues; the risk that costs associated with the integration are higher than anticipated; and litigation risks related to the Transaction. With respect to the businesses of Americas Silver and Pershing, these risks and uncertainties include interpretations or reinterpretations of geologic information, unfavorable exploration results, inability to obtain permits required for future exploration, development or production, general economic conditions and conditions affecting the industries in which the Company and Pershing operate; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices, and the ability to obtain necessary future financing on acceptable terms or at all; the ability to develop and operate the Cosalá, Galena, Relief Canyon properties, risks associated with the mining industry such as economic factors (including future commodity prices, currency fluctuations and energy prices), ground conditions and factors other factors limiting mine access, failure of plant, equipment, processes and transportation services to operate as anticipated, environmental risks, government regulation, actual results of current exploration and production activities, possible variations in ore grade or recovery rates, permitting timelines, capital expenditures, reclamation activities, labor relations, social and political developments and other risks of the mining industry. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated, or intended. Readers are cautioned not to place undue reliance on such information. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in Pershing’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2017, and in the Americas Silver’s filings with on SEDAR. Neither Americas Silver nor Pershing undertake any obligation to update publicly or otherwise revise any forward-looking information whether as a result of new information, future events or other such factors which affect this information, except as required by law. Neither Americas Silver nor Pershing gives any assurance (1) that Americas Silver and Pershing will achieve its expectations, or (2) concerning the result or timing thereof. All subsequent written and oral forward-looking statements concerning Pershing, Americas Silver, the proposed transaction, the combined company or other matters and attributable to Pershing or Americas Silver or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

No Offer or Solicitation

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed transaction between Americas Silver and Pershing or otherwise, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the United States Securities Act of 1933, as amended.

Participants in Merger Solicitation

Pershing, Americas Silver and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Pershing and Americas Silver in connection with the proposed transaction. Information about the directors and executive officers of Pershing is set forth in its proxy statement for its 2018 annual meeting of stockholders, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 30, 2018. Information about the directors and executive officers of Americas Silver is set forth in its Form 6-K for its 2018 annual meeting of shareholders, which was filed with the SEC on April 13, 2018. These documents can be obtained free of charge from the sources indicated below. Other information regarding those persons who are, under the rules of the SEC, participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in Pershing’s proxy statement/prospectus and other relevant materials to be filed with or furnished to the SEC when they become available.

Additional Information and Where to Find It

The proposed transaction (or certain matters related thereto) between Americas Silver and Pershing will be submitted to the respective stockholders of Americas Silver and Pershing for their consideration. Americas Silver will file with the SEC a registration statement on Form F-4 that will include a proxy statement of Pershing that also constitutes a prospectus of Americas Silver. Americas Silver will file an Information Circular with the applicable Canadian securities administrators. Pershing will deliver the proxy statement/prospectus to its stockholders as required by applicable law. Americas Silver will deliver the Information Circular to its stockholders as required by applicable law. Americas Silver and Pershing also plan to file or furnish other documents with the SEC regarding the proposed transaction. This press release is not a substitute for any prospectus, proxy statement, information circular or any other document which Americas Silver and Pershing may file with or furnish to the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF AMERICAS SILVER AND PERSHING ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND INFORMATION CIRCULAR AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AMERICAS SILVER, PERSHING, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the proxy statement/prospectus and information circular and other documents containing important information about Americas Silver and Pershing, once such documents are filed with the SEC through the website maintained by the SEC at www.sec.gov, and with the Canadian securities administrators, through the website at www.sedar.com. Pershing and Americas Silver will make available free of charge at www.pershinggold.com and www.americassilvercorp.com, respectively (in the “Investor Relations” and “Investors” section, as applicable), copies of materials they file with, or furnish to, the SEC and the Canadian securities administrators.

For more information:

Darren Blasutti

President and CEO

Americas Silver Corporation

416-848-9503

Stephen Alfers, Executive Chairman, President and CEO

Jack Perkins, Vice President, Investor Relations

Pershing Gold Corporation

720.974.7254

investors@pershinggold.com

www.PershingGold.com